Exhibit 10.18

Summary of Stanley Korzeb
Employment Arrangement

Effective March 1, 2011, we entered into a verbal at-will employment arrangement with Stanley Korzeb, our vice president of exploration, pursuant to which he will be paid an annual salary of $100,000.